EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 31, 2025 with respect to the consolidated financial statements of AmpliTech Group, Inc. for the years ended December 31, 2024 and 2023, in its Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration Statement No. 333-251260). We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

December 22, 2025